UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2015

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (978) 614-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced in a press release dated January 8, 2015, the Reverse Stock Split Special Committee of the Board of Directors of Sonus Networks, Inc. (the “Company”) approved a one-for-five reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

On January 26, 2015, the Company filed a Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware, which effected the Reverse Split as of 5:00 p.m., Eastern Time, on January 29, 2015.

As a result of the Reverse Split, every five shares of the Company’s issued and outstanding Common Stock was converted into one share of Common Stock, reducing the number of issued and outstanding shares of the Company’s Common Stock from approximately 250 million to approximately 50 million.

No fractional shares were issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Split shares of Common Stock not evenly divisible by five, will receive a cash payment (without interest) in lieu thereof equal to such fraction multiplied by the closing price per share of Common Stock on the NASDAQ Global Select Market on January 30, 2015.

The Reverse Split reduced the authorized number of shares of the Company’s Common Stock from 600,000,000 to 120,000,000.  The par value of the Common Stock remained at $0.001 per share after the Reverse Split.  The Reverse Split did not change the authorized number of shares or the par value of the Company’s preferred stock, par value $0.01 per share. Proportional adjustments will be made to the Company’s equity incentive plans, as well as to any outstanding restricted stock awards and stock options granted under such equity incentive plans to maintain the economic value of the awards.

Trading of the Company’s Common Stock on the NASDAQ Global Select Market on a Reverse Split-adjusted basis began at the opening of trading on January 30, 2015.

The above description of the Amendment and the Reverse Split is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1 Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Sonus Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2015	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

3.1	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Sonus Networks, Inc.